UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2007

PINNACLE ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13641	95-3667491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (702) 784-7777

N/A

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On January 17, 2007, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Pinnacle Entertainment, Inc. (the “Company”) approved an increase in annual base salary of Daniel R. Lee, the Company’s Chairman of the Board and Chief Executive Officer to $1,000,000 per year, effective January 1, 2007. In addition, the Compensation Committee approved 2006 cash and deferred bonuses for Mr. Lee of $656,250 and $656,250, respectively. Such bonuses were based on achievement of previously-established objective performance goals pursuant to the 2005 Equity and Incentive Performance Plan, which plan was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 9, 2005. The deferred portion of Mr. Lee’s bonus was deferred as permitted under Mr. Lee’s employment agreement, which agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 28, 2006, and by action of the Compensation Committee. The deferred bonus is paid in three equal annual installments beginning January 2008, and no interest is accrued or paid on such deferred amount. The deferred bonus is also payable upon termination in certain circumstances and forfeited under certain other circumstances. The cash bonus was paid on January 18, 2007.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
Exhibit 10.1	Summary of 2006 Bonus Award Schedule.

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SIGNATURE

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.
(Registrant)

Date: January 23, 2007	By:	/s/ Stephen H. Capp
Stephen H. Capp
Executive Vice President and Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 10.1	Summary of 2006 Bonus Award Schedule.

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